UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2014 (March 4, 2014)

Cortland Bancorp

(Exact name of registrant specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio		44410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (330) 637-8040

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

Amended Salary Continuation Agreements. On March 4, 2014 The Cortland Savings and Banking Company entered into a Sixth Amended Salary Continuation Agreement with President and Chief Executive Officer James M. Gasior and a Sixth Amended Salary Continuation Agreement with Executive Vice President and Chief Operating Officer Timothy Carney, increasing the normal retirement benefit payable to the executives. As amended, the agreements provide for an annual benefit of $127,555 for Mr. Gasior and $129,840 for Mr. Carney, payable for 15 years beginning at age 65. This summary of the agreements is qualified in its entirety by reference to the exhibits attached hereto.

Adoption of short-term cash incentive plan. On March 4, 2014 the board of directors also adopted the Corporate Governance Committee’s recommendation for a short-term cash incentive plan. The Corporate Governance Committee has jurisdiction over director and executive compensation. The Annual Incentive Plan recommended by the committee and now adopted by the board is a short-term cash incentive plan that rewards employees with additional cash compensation if specified annual objectives are achieved, which can include bank-wide performance objectives, business unit goals, and individual performance goals. The bank-wide performance goals in effect for 2014 have to do with net income, net interest margin, efficiency ratio, and asset quality. If targeted performance is achieved or exceeded in 2014, a participating officer will receive a cash bonus ranging from 10% to 15% of base salary, depending on the level of goal achievement. Assuming targeted goals for 2014 are achieved, cash distributions under the plan would occur in the first quarter of 2015. CEO James M. Gasior, COO Timothy Carney, Senior Vice President and Chief Lending Officer Stanley P. Feret, and Senior Vice President and Chief Financial Officer David J. Lucido are participants in the Annual Incentive Plan. The Annual Incentive Plan may be terminated by the board of directors at any time.

Base salary increase. At the March 4 meeting the board of directors also increased the base salary of CFO David J. Lucido to $151,000 (an increase of $11,275) and increased the base salary of Stanley P. Feret, CLO, to $151,000 (an increase of $2,375) effective as of March 1, 2014.

Item 9.01(d) Exhibits

*10.17	Sixth Amended Salary Continuation Agreement between The Cortland Savings and Banking Company and Timothy Carney (filed herewith)

*10.19	Sixth Amended Salary Continuation Agreement between The Cortland Savings and Banking Company and James M. Gasior (filed herewith)

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Bancorp

Date: March 10, 2014	By:	/s/ James M. Gasior
James M. Gasior
	Its:	President & Chief Executive Officer

Cortland Bancorp

CURRENT REPORT ON FORM 8-K

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

*10.17	Sixth Amended Salary Continuation Agreement between The Cortland Savings and Banking Company and Timothy Carney (filed herewith)

*10.19	Sixth Amended Salary Continuation Agreement between The Cortland Savings and Banking Company and James M. Gasior (filed herewith)

*	Management contract or compensatory plan or arrangement